                                                                  Exhibit (d)(5)

 FORM OF KPMG CONSULTING, INC. STOCK OPTION AGREEMENT FOR EMPLOYEES, PURSUANT TO THE KPMG CONSULTING, INC. 2000 LONG-TERM INCENTIVE
           PLAN, FOR NON-U.S. PERSONS, INCLUDING FORM OF AWARD NOTICE

                              KPMG CONSULTING, INC.

                             STOCK OPTION AGREEMENT

                             FOR NON-U.S. EMPLOYEES

                  KPMG Consulting, Inc., a Delaware corporation (the "Company"),
                                                                      -------
hereby grants to the individual (the "Optionee") named in the award notice
                                      --------
attached hereto (the "Award Notice") as of the date set forth in the Award
                      ------------
Notice (the "Option Date"), pursuant to the provisions of the KPMG Consulting,
             -----------
Inc. 2000 Long-Term Incentive Plan (the "Plan"), a non-statutory stock option to
                                         ----
purchase from the Company the number of shares of its common stock, $0.01 par value ("Stock"), set forth in the Award Notice (the "Option"), at the price per
        -----                                        ------
share set forth in the Award Notice, upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

                  1.   Option Subject to Acceptance of Agreement. The Option
                       -----------------------------------------
shall be null and void unless the Optionee shall accept this Agreement by executing the Award Notice in the space provided therefore and returning an original execution copy of the Award Notice to the Company.

                  2.   Time and Manner of Exercise of Option.
                       -------------------------------------

                  2.1. Maximum Term of Option. In no event may the Option be
                       ----------------------
exercised, in whole or in part, after the expiration date set forth in the Award Notice (the "Expiration Date").
            ----------------

                  2.2. Exercise of Option. (a) The Option shall become
                       ------------------
exercisable in accordance with the exercise schedule set forth in the Award Notice (the "Exercise Schedule").
             -----------------

                  (b) If the Optionee's employment with the Employer terminates by reason of Disability, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earlier to occur of (i) the date which is one year after the effective date of the Optionee's termination of employment and (ii) the Expiration Date.

                  (c) If the Optionee's employment with the Employer terminates by reason of Retirement, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earlier to occur of (i) the date which is three months after the effective date of the Optionee's termination of employment and (ii) the Expiration Date.

                  (d) If the Optionee's employment with the Employer terminates by reason of death, the Option shall be exercisable only to the extent it is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.

                  (e) If the Optionee's employment with the Employer terminates for any reason other than Disability, Retirement or death, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earlier to occur of (i) the date which is three months after the effective date of the Optionee's termination of employment and (ii) the Expiration Date.

                  (f) If the Optionee dies during the period set forth in
Section 2.2(b) following termination of employment by reason of Disability, or if the Optionee dies during the period set forth in Section 2.2(c) following termination of employment by reason of Retirement, or if the Optionee dies during the period set forth in Section 2.2(e) following termination of employment for any reason other than Disability or Retirement, the Option shall be exercisable only to the extent it is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.

                  (g) Notwithstanding Sections 2.1 and 2.4 and the exercise periods set forth in the Award Notice and in subsections (b), (c), (d), (e) and
(f) of this Section 2.2, in the event the Company is involved in a business combination, including a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling
                                                             -------
Transaction"), in connection with which the Optionee receives a substitute
-----------
option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company:

                  (1) if the acquisition of the substitute option by the Optionee may be treated as a purchase for purposes of Section 16(b) of the Exchange Act and the Optionee's employment with the Employer is terminated for any reason during the nine-month period beginning three months prior to the consummation of such business combination, then the Option (or option in substitution thereof) shall be exercisable to the extent set forth in the Award Notice and above in this Section 2.2 until and including the latest to occur of (i) the date determined pursuant to the then applicable subsection (b), (c), (d), (e) or (f) of this Section 2.2, (ii) the date which is seven months after the consummation of such business combination and (iii) the Expiration Date; or

                  (2) if the Optionee is restricted from disposing of a security (or security underlying a security) issued in connection with the Pooling Transaction and the purpose of such restriction is to ensure that the Pooling Transaction is accounted for as a pooling of interests (the "Pooling Restriction") and the Optionee's employment with the
               -------------------
         Employer is terminated for any reason during the nine-month period beginning three months prior to the consummation of such business combination, then the Option (or option in substitution thereof) shall be exercisable to the extent set forth in the Award Notice and above in this Section 2.2 until and including the latest to occur of (i) the date determined pursuant to the then applicable subsection (b), (c),
         (d), (e) or (f) of this Section 2.2, (ii) the date which is one month after the date of expiration of the Pooling Restriction and (iii) the Expiration Date.

                  2.3. Method of Exercise. Subject to the limitations set forth
                       ------------------
in this Agreement, the Option may be exercised by the Optionee (a) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company's satisfaction) either (i) in cash,
(ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (iv) by a combination of (i) and
(ii), and (b) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) - (iv). Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 3.3, have been paid.

                  2.4. Termination of Option. (a) Subject to Section 2.2(g), in
                       ---------------------
no event may the Option be exercised after it terminates as set forth in this
Section 2.4. The Option shall terminate, to the extent not earlier terminated pursuant to Sections 2.2 or 2.5 or exercised pursuant to Section 2.3, on the Expiration Date.

                  (b) In the event that rights to purchase all or a portion of the shares of Stock subject to the Option expire or are exercised, cancelled or forfeited, the Optionee shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be; provided, however, that such cancellation shall be effective regardless of
--------  -------
whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase shares of Stock hereunder, the Company shall, within 10 days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be substantially similar to this Agreement in form and substance.

                  2.5. Termination of Option and Forfeiture of Option Gain. (a)
                       ---------------------------------------------------
If the Optionee:


                  (1) breaches any covenant concerning confidentiality or intellectual property or concerning noncompetition or nonsolicitation of clients, prospective clients or personnel of the Company and its affiliates and/or Employer and its affiliates to which the Optionee is or may become a party in the future; or

                  (2) directly or indirectly engages in any activity which is contrary, inimical or harmful to the interests of the Company and/or the Employer, including but not limited to (i) violations of Company and/or Employer policies to the extent then applicable to the Optionee, including the Company's insider trading policies, and (ii) participation in any activity not approved by the Board which could reasonably be foreseen as contributing to or resulting in a Change in Control of the Company, then, in addition to and without in any way limiting any remedies under any of the covenants described above in this Section 2.5(a) or otherwise and any other provable damages, the Option shall terminate automatically (if not previously terminated) on the date the Optionee commits such breach or engages in such activity and the Optionee shall pay the Company, within five business days of receipt by the Optionee of a written demand therefor, an amount in cash determined by multiplying the number of shares of Stock purchased pursuant to each exercise of the Option occurring within three months prior to the date the Optionee commits such breach or engages in such activity (without reduction for any shares of Stock delivered by the Optionee or withheld by the Company pursuant to Section 2.3 or Section 3.3) by the difference between (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) the purchase price per share of Stock set forth in the Award Notice.

                  (b) The Optionee may be released from the Optionee's obligations under Section 2.5(a) only if and to the extent the Committee determines in its sole discretion that such a release is in the best interests of the Company.

                  (c) The Optionee agrees that by executing the Award Notice the Optionee authorizes the Company and its affiliates and Employer and its affiliates to deduct any amount or amounts owed by the Optionee pursuant to
Section 2.5(a) from any amounts payable by the Employer or any affiliate to the Optionee, including, without limitation, any amount payable to the Optionee as salary, wages, vacation pay or bonus. This right of setoff shall not be an exclusive remedy and the Company's or an affiliate's or the Employer's or an affiliate's election not to exercise this right of setoff with respect to any amount payable to the Optionee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Optionee or any other remedy.

                  3.   Additional Terms and Conditions of Option.
                       -----------------------------------------

                  3.1. Nontransferability of Option; Restriction on Transfer of
                       --------------------------------------------------------
Stock. (a) The Option may not be transferred by the Optionee other than by will
-----
or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except to the extent permitted by the second preceding sentence, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

                  (b) The shares of Stock purchased upon exercise of the Option may not be transferred by the Optionee prior to the termination of the Lock-Up Period other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, prior to the termination of the Lock-Up Period the shares of Stock purchased upon exercise of the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.

                  3.2. Investment Representation. The Optionee hereby represents
                       -------------------------
and covenants that (a) any shares of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act unless such purchase has been registered under the Securities Act and any applicable state securities laws;
(b) any subsequent sale of any such shares shall be made in compliance with
Section 3.1(b) either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

                  3.3. Withholding Taxes. (a) As a condition precedent to the
                       -----------------
delivery of Stock upon exercise of the Option, the Optionee shall, upon request by the Company and/or the Employer, pay to the Company and/or the Employer in addition to the purchase price of the shares, such amount as the Company and/or the Employer may be required, under all applicable federal, state, local, foreign or other laws or regulations, to withhold and pay over as income, social insurance, payroll or other withholding taxes (the "Required Tax Payments") with
                                                    ---------------------
respect
to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company and/or the Employer, the Company and/or the Employer may, in their discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company and/or the Employer to the Optionee.

                  (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Optionee upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3). The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (2)
- (5). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

                  3.4. TAX REPORTING AND PAYMENT LIABILITY. THE COMPANY AND/OR
                       -----------------------------------
THE EMPLOYER WILL ASSESS THEIR REQUIRED TAX PAYMENTS' WITHHOLDING AND REPORTING REQUIREMENTS, IN CONNECTION WITH THE OPTION, INCLUDING THE GRANT, VESTING OR EXERCISE OF THE OPTION OR SALE OF SHARES ACQUIRED PURSUANT TO SUCH EXERCISE. THESE REQUIREMENTS MAY CHANGE FROM TIME TO TIME AS LAWS OR INTERPRETATIONS CHANGE. REGARDLESS OF THE COMPANY'S AND/OR THE EMPLOYER'S ACTIONS IN THIS REGARD, THE OPTIONEE HEREBY ACKNOWLEDGES AND AGREES THAT THE ULTIMATE LIABILITY FOR ANY AND ALL REQUIRED TAX PAYMENTS IS AND REMAINS HIS OR HER RESPONSIBILITY AND LIABILITY AND THAT THE COMPANY AND/OR THE EMPLOYER (I) MAKE NO REPRESENTATIONS NOR UNDERTAKINGS REGARDING TREATMENT OF ANY TAX-RELATED ITEMS IN CONNECTION WITH ANY ASPECT OF THE OPTION GRANT, INCLUDING THE GRANT, VESTING OR EXERCISE OF THE OPTION AND THE SUBSEQUENT SALE OF SHARES ACQUIRED PURSUANT TO SUCH EXERCISE; AND (II) DO NOT COMMIT TO STRUCTURE THE TERMS OF THE GRANT OR ANY ASPECT OF THE OPTION TO REDUCE OR ELIMINATE THE OPTIONEE'S LIABILITY REGARDING REQUIRED TAX PAYMENTS.

                  3.5. Adjustment. In the event of any stock split, reverse
                       ----------
stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

                  3.6. Compliance with Applicable Law. The Option is subject to
                       ------------------------------
the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be delivered, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

                  3.7. Delivery of Certificates. Upon the exercise of the
                       ------------------------
Option, in whole or in part, the Company shall deliver or cause to be delivered, subject to the conditions of this Article 3, one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.3.

                  3.8. Option Confers No Rights as Stockholder. The Optionee
                       ---------------------------------------
shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until such shares are purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares. The Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

                  3.9. ACKNOWLEDGEMENT AND WAIVER. BY EXECUTING THE AWARD NOTICE
                       --------------------------
AND ACCEPTING THE GRANT OF THE OPTION EVIDENCED HEREBY, THE OPTIONEE ACKNOWLEDGES THAT: (I) THE PLAN IS DISCRETIONARY IN NATURE AND MAY BE AMENDED, SUSPENDED OR TERMINATED BY THE COMPANY AT ANY TIME; (II) THE GRANT OF THE OPTION IS VOLUNTARY AND OCCASIONAL AND DOES NOT CREATE ANY CONTRACTUAL OR OTHER RIGHT TO RECEIVE FUTURE GRANTS OF OPTIONS, OR BENEFITS IN LIEU OF OPTIONS EVEN IF OPTIONS HAVE BEEN GRANTED REPEATEDLY IN THE PAST; (III) ALL DECISIONS WITH RESPECT TO ANY SUCH FUTURE GRANTS, INCLUDING, BUT NOT LIMITED TO, THE

TIMES WHEN OPTIONS SHALL BE GRANTED, THE NUMBER OF SHARES SUBJECT TO EACH OPTION, THE OPTION PRICE, AND THE TIME OR TIMES WHEN EACH OPTION SHALL BE EXERCISABLE, WILL BE AT THE SOLE DISCRETION OF THE COMPANY; (IV) THE OPTIONEE'S PARTICIPATION IN THE PLAN SHALL NOT CREATE A RIGHT TO FURTHER EMPLOYMENT WITH THE EMPLOYER AND/OR THE COMPANY AND ITS AFFILIATES AND SHALL NOT INTERFERE WITH THE ABILITY OF THE EMPLOYER TO TERMINATE THE OPTIONEE'S EMPLOYMENT RELATIONSHIP AT ANY TIME WITH OR WITHOUT CAUSE; (V) THE OPTIONEE'S PARTICIPATION IN THE PLAN IS VOLUNTARY; (VI) THE VALUE OF THE OPTION IS AN EXTRAORDINARY ITEM OF COMPENSATION WHICH IS OUTSIDE THE SCOPE OF THE OPTIONEE'S EMPLOYMENT CONTRACT, IF ANY; (VII) THE OPTION IS NOT PART OF NORMAL OR EXPECTED COMPENSATION OR SALARY FOR ANY PURPOSES, INCLUDING BUT NOT LIMITED TO, CALCULATING ANY SEVERANCE, RESIGNATION, REDUNDANCY, END OF SERVICE PAYMENTS, BONUSES, LONG-SERVICE AWARDS, PENSION OR RETIREMENT BENEFITS OR SIMILAR PAYMENTS; (VIII) IN THE EVENT OF INVOLUNTARY TERMINATION OF THE OPTIONEE'S EMPLOYMENT, HIS RIGHT TO RECEIVE OPTIONS AND VEST IN OPTIONS UNDER THE PLAN, IF ANY, WILL TERMINATE EFFECTIVE AS OF THE DATE THAT THE OPTIONEE IS NO LONGER ACTIVELY EMPLOYED REGARDLESS OF ANY REASONABLE NOTICE PERIOD MANDATED UNDER LOCAL LAW; FURTHERMORE, IN THE EVENT OF INVOLUNTARY TERMINATION OF EMPLOYMENT, THE OPTIONEE'S RIGHT TO EXERCISE THE OPTION AFTER TERMINATION OF EMPLOYMENT, IF ANY, WILL BE MEASURED BY THE DATE OF TERMINATION OF THE OPTIONEE'S ACTIVE EMPLOYMENT AND WILL NOT BE EXTENDED BY ANY REASONABLE NOTICE PERIOD MANDATED UNDER LOCAL LAW; (IX) THE FUTURE VALUE OF THE UNDERLYING SHARES IS UNKNOWN AND CANNOT BE PREDICTED WITH CERTAINTY; (X) THE OPTION HAS BEEN GRANTED TO THE OPTIONEE IN THE OPTIONEE'S STATUS AS AN EMPLOYEE OF HIS OR HER EMPLOYER, AND CAN IN NO EVENT BE UNDERSTOOD OR INTERPRETED TO MEAN THAT THE COMPANY IS THE OPTIONEE'S EMPLOYER OR THAT THE OPTIONEE HAS AN EMPLOYMENT RELATIONSHIP WITH THE COMPANY; (XI) IF THE UNDERLYING SHARES DO NOT INCREASE IN VALUE, THE OPTION WILL HAVE NO VALUE; AND
(XII) NO CLAIM OR ENTITLEMENT TO COMPENSATION OR DAMAGES ARISES FROM TERMINATION OF THE OPTIONS OR DIMINUTION IN VALUE OF THE OPTION OR SHARES OF STOCK PURCHASED THROUGH EXERCISE OF THE OPTION AND THE OPTIONEE IRREVOCABLY RELEASES THE EMPLOYER, THE COMPANY AND ITS AFFILIATES FROM ANY SUCH CLAIM THAT MAY ARISE.

                  3.10. DATA PRIVACY CONSENT. AS A CONDITION TO THE GRANT OF THE
                        --------------------
OPTION, THE OPTIONEE EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER OF PERSONAL DATA AS DESCRIBED IN THIS PARAGRAPH BY AND AMONG, AS APPLICABLE, THE EMPLOYER AND/OR THE COMPANY AND ITS AFFILIATES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE OPTIONEE'S PARTICIPATION IN THE PLAN. THE OPTIONEE UNDERSTANDS THAT THE EMPLOYER AND/OR THE COMPANY AND ITS AFFILIATES MAY HOLD CERTAIN PERSONAL INFORMATION ABOUT THE OPTIONEE, INCLUDING THE OPTIONEE'S NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY NUMBER OR IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF STOCK OR DIRECTORSHIPS HELD IN THE COMPANY OR AN AFFILIATE, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF STOCK AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE OPTIONEE'S FAVOR, FOR THE PURPOSE OF MANAGING AND ADMINISTERING THE PLAN ("DATA"). THE OPTIONEE FURTHER UNDERSTANDS THAT THE EMPLOYER AND/OR THE COMPANY AND ITS AFFILIATES MAY TRANSFER DATA AMONGST THEMSELVES AS NECESSARY FOR THE PURPOSE OF IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE OPTIONEE'S PARTICIPATION IN THE PLAN, AND THAT THE EMPLOYER AND/OR THE COMPANY AND ITS AFFILIATES MAY EACH FURTHER TRANSFER DATA TO ANY THIRD PARTIES ASSISTING THE COMPANY IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN. THE OPTIONEE UNDERSTANDS THAT THESE RECIPIENTS MAY BE LOCATED IN THE EUROPEAN ECONOMIC AREA, OR ELSEWHERE, SUCH AS THE UNITED STATES OR CANADA. THE OPTIONEE AUTHORIZES THEM TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE OPTIONEE'S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE OPTIONEE MAY ELECT TO DEPOSIT ANY SHARES OF STOCK ACQUIRED UPON EXERCISE OF THE OPTION, OF SUCH DATA AS MAY BE REQUIRED FOR THE ADMINISTRATION OF THE PLAN AND/OR THE SUBSEQUENT HOLDING OF SHARES OF STOCK ON HIS OR HER BEHALF. THE OPTIONEE UNDERSTANDS THAT HE OR SHE MAY, AT ANY TIME, VIEW DATA, REQUIRE ANY NECESSARY AMENDMENTS TO IT OR WITHDRAW THE CONSENTS HEREIN IN WRITING BY CONTACTING HIS OR HER LOCAL HUMAN RESOURCES REPRESENTATIVE. WITHDRAWAL OF CONSENT MAY, HOWEVER, AFFECT OPTIONEE'S ABILITY TO EXERCISE OR REALIZE BENEFITS FROM THE OPTION.

                  3.11. Decisions of Board or Committee. The Board or the
                        -------------------------------
Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

                  3.12. Company to Reserve Shares. The Company shall at all
                        -------------------------
times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares of Stock subject to the Option from time to time.

                  3.13. Agreement Subject to Plan. This Agreement is subject to
                        -------------------------
the provisions of the Plan, including Section 6.8 relating to a Change in Control, and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

                  4. Miscellaneous Provisions.
                     ------------------------

                  4.1. Designation as Non-Statutory Stock Option. The Option is
                       -----------------------------------------
hereby designated as not constituting an Incentive Stock Option. This Agreement shall be interpreted and treated consistently with such designation.

                  4.2. Meaning of Certain Terms. (a) As used herein, employment
                       ------------------------
by the Company shall include employment by a Subsidiary Company.

                  (b) As used herein, the following terms shall have the meanings set forth below:

                  "Employer" shall mean [name of local KPMG sub], and its
                   --------
     subsidiaries as may exist from time to time.

                  "Legal Representative" shall include an executor,
                   --------------------
     administrator, legal representative, guardian or similar person.

                  "Lock-Up Period" shall mean the period required by the
                   --------------
     underwriters of an IPO following an IPO during which individuals holding shares of Common Stock shall be prohibited from selling, offering, contracting to sell or otherwise transferring or disposing of such shares of Common Stock, directly or indirectly.

                  "Permitted Transferee" shall include any transferee designated
                   --------------------
     as the Optionee's beneficiary in the event of the Optionee's death pursuant to beneficiary designation procedures approved by the Company.

                  "Securities Act" shall mean the Securities Act of 1933, as
                   --------------
     amended, and the rules and regulations thereunder.

                  4.3. Successors. This Agreement shall be binding upon and
                       ----------
inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

                  4.4. Notices. All notices, requests or other communications
                       -------
provided for in this Agreement shall be made, if to the Company, to KPMG Consulting, Inc., c/o Morgan Stanley Dean Witter, Stock Plan Administration, Harborside Financial Center, Plaza Two, 7th Floor, Jersey City, NJ 07311 and if to the Optionee, to the last known mailing address of the Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided,
                                                                      --------
however, that if a notice, request or other communication sent to the Company is
-------
not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

                  4.5. Governing Law. This Agreement, the Option and all
                       -------------
determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

                  4.6. Counterparts. This Award Notice may be executed in two
                       ------------
counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

                  4.7. Language. If the Optionee has received this Agreement or
                       --------
any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

                  4.8. Severability. The provisions of this Agreement are
                       ------------
severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[insert date]

[name and address of optionee]

          Re: Award Notice of Stock Option Grant
              ----------------------------------

Dear [name of optionee]:


         Earlier this year, you surrendered certain stock options that had an exercise price of $55.50 in return for a commitment from KPMG Consulting, Inc. (the "Company") to issue replacement options at a later date. We are pleased to
      -------
notify you that you have now been awarded an option to purchase shares of common stock of the Company in fulfillment of the Company's commitment to issue replacement options. Certain terms of your award follow:

Option:             You have been awarded a non-statutory stock option to
------              purchase from the Company [insert number] shares of its
                    common stock, $0.01 par value, subject to adjustment, as
                    provided in Section 3.5 of the KPMG Consulting, Inc. Stock
                    Option Agreement for Non-U.S. Employees (the "Agreement").
                                                                  ---------

Option Date:        [insert grant date]
-----------

Exercise Price:     [insert price] per share, subject to adjustment as provided
--------------      in Section 3.5 of the Agreement.

Exercise            Schedule: Except as otherwise provided in Section 2.2
--------            of the Agreement and in Section 6.8 of the KPMG
                    Consulting, Inc. 2000 Long-Term Incentive Plan (the
                    "Plan"), the Option shall become exercisable (i) on
                     ----
                    the first anniversary of the Option Date with respect to 33-1/3% of the number of shares subject thereto on the Option Date, (ii) on the second anniversary of the Option Date with respect to an additional 33-1/3% of the number of shares subject thereto on the Option
                    Date, and (iii) on the third anniversary of the Option Date with respect to the remaining 33-1/4% of the number of shares subject thereto on the Option
                    Date.

Expiration          Date: Except to the extent earlier terminated
----------          pursuant to Section 2.2 or 2.5 of the Agreement or
                    earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., New York time, on [insert expiration date].

         In addition to the terms stated in this Award Notice, the Option shall be subject to the terms and conditions of the Agreement and the Plan, copies of which are attached hereto.

                                    KPMG CONSULTING, INC.


                                    By:  ______________________________________
                                    Name: Randolph C. Blazer
                                    Title: Chairman and Chief Executive Officer

Acknowledgment, Acceptance and Agreement:
----------------------------------------


         By signing below and returning this two-page Award Notice to KPMG Consulting, Inc., c/o Morgan Stanley at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.



------------------------------              ----------------------
Signature                                    Date


------------------------------              ----------------------
Print Name                                  Social Security Number




                              KPMG CONSULTING, INC.
                         c/o Morgan Stanley Dean Witter
                            Stock Plan Administration
                           Harborside Financial Center
                              Plaza Two, 7th Floor
                              Jersey City, NJ 07311